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                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 25, 2006, in Amendment #4 to the Registration Statement (Form S-1/A No. 333-137660) and related Prospectus of Altra Holdings, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts
November 30, 2006